UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2011 (January 12, 2011)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8:  Other Events

Item 8.01.  Other Events

U.S. Energy Corp. published a press release dated January 18, 2011 announcing that on January 12, 2011, the Colorado Mined Land Reclamation Board (MLRB) upheld the Colorado Division of Reclamation Mining and Safety’s (DRMS) approval of the Company’s notice of intent to conduct prospecting operations at the Mount Emmons Project.  In rejecting High Country Citizens’ Alliance’s appeal, the MLRB’s decisive 4-1 vote allows prospecting activities to occur at the Mount Emmons Project in Gunnison County.

Section 9:  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1.  Press Release dated January 18, 2011.

Safe Harbor Statement

Information provided in the exhibit hereto contains statements which may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “anticipate,” “expect,” “target,” “goal,” or similar expressions.  Forward looking statements in the exhibit relate to Thompson Creek Metals potential advancement of the Mt. Emmons Project.  These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company’s filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2009 and the Form 10-Q filed on November 8, 2010.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

The forward-looking statements referenced above are made only as of the date of the exhibit.  We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: January 18, 2011	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO